Exhibit 99.1

Press Release

Cowen Group, Inc. Announces 2014 Second Quarter Financial Results

New York, August 7, 2014 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2014.

2014 Second Quarter and Six Month Highlights(1)

•                  Economic income was $8.5 million in the second quarter 2014, a $7.0 million increase over the prior year period of $1.5 million.  For the six months ended June 30, 2014, economic income was $18.5 million versus $0.2 million in the prior year period.

•                  Revenue for the second quarter and six months ended June 30, 2014 was $111.5 million and $222.3 million, respectively.  This compares to revenue of $81.1 million and $156.0 million for second quarter and six months ended June 30, 2013, respectively.

•                  Broker-dealer segment revenue reflected year over year growth in both the investment banking and brokerage businesses.  Second quarter 2014 revenue was $70.4 million, a 20% increase over the prior year period of $58.8 million.  Revenue for the six months ended June 30, 2014 was $154.0 million, a $48.1 million improvement from the year ago period of $106.0 million.(2)

•                  Assets under management (“AUM”) grew $1.1 billion in the second quarter and $2.2 billion in the first half of 2014.  As of July 1, 2014 AUM was $11.6 billion.

•                  Fixed non compensation expenses were $23.5 million in the second quarter 2014, compared to $22.4 million in the prior year period.  For the first six months of 2014, fixed non compensation expenses were $46.4 million versus $44.8 million in the year ago period.  The increase in both the quarter and six month period is primarily attributed to higher professional fees related to the debt issuance in the first quarter of 2014.

•                  On August 6, Cowen’s Board of Directors approved an $11.3 million increase in the Company’s share repurchase program.  With this increase, the total amount available for repurchase under the program is $25 million.

(1)  All financial highlights are presented on an Economic Income basis.

(2)  Includes broker-dealer segment’s allocation of Investment Income (Loss) and Other Revenue.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, “The six and 12 months ended June 30, 2014 marked Cowen’s most profitable period since the Cowen / Ramius business combination in 2009.  During the second quarter 2014, the broker dealer saw solid contribution from the equity capital markets and cash equities businesses.  Although the debt capital markets business did not contribute to revenue in the second quarter, several transactions have already closed in the current quarter.  Ramius continues to have a successful asset raising year with demand for existing products attracting $1.1 billion in new assets in the quarter.  Continued growth of existing and new products and strategies, as well as partnerships such as the recently announced planned strategic relationship with State Street Global Advisors, are expected to drive additional demand.”

2014 Second Quarter GAAP Financial Information and Select Balance Sheet Data

For the second quarter 2014, the Company reported GAAP net income of $8.4 million, or $0.07 per share, as compared to a GAAP net income of $1.1 million, or $0.01 per share, in the second quarter of 2013.  The year-over-year improvement was primarily due to gains on securities in other income as well as increased revenues across Cowen’s business lines.

The following table summarizes the Company’s GAAP financial results for the three months ended June 30, 2014 and 2013, and March 31, 2014, as well as the six months ended June 30, 2014 and 2013.

Summary GAAP Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions, except per share	June 30,			Mar. 31,		June 30,
information)	2014	2013	%	2014	%	2014	2013	%

Revenues	$92.9	$81.2	14%	$106.7	(13)%	$199.6	$148.4	34%
Expenses	107.9	86.6	25%	106.0	2%	213.9	169.7	26%
Other income (loss)	28.6	8.9	221%	13.5	113%	42.1	25.9	63%
Income tax (benefit) expense	—	0.2	(71)%	0.1	(42)%	0.1	0.3	(63)%
Net income (loss)	$13.6	$3.3	NM	$14.0	(3)%	$27.6	$4.3	NM

Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	5.2	2.3	131%	4.2	25%	9.4	5.8	64%
Net income (loss) attributable to Cowen Group, Inc.	$8.4	$1.1	NM	$9.8	(15)%	$18.2	$(1.5)	NM

Earnings (loss) per share (basic):	$0.07	$0.01	NM	$0.09	NM	$0.16	$(0.01)	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of June 30, 2014, was $535.0 million, or book value per share of $4.65, compared to stockholders’ equity of $532.2 million, or book value per share of $4.61, as of March 31, 2014.

At June 30, 2014, the Company’s tangible book value per share was $4.24 compared to $4.19 at March 31, 2014.

Select Balance Sheet Data

	June 30,	March 31,	June 30,
(Dollar amounts in millions, except per share information)	2014	2014	2013
Stockholders’ equity	$535.0	$532.2	$506.1
Tangible stockholders’ equity	$487.2	483.6	456.0
Common shares outstanding	115.0	115.4	117.9

Book value per share	$4.65	$4.61	$4.29
Tangible book value per share	$4.24	$4.19	$3.87

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds and (ii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended June 30, 2014 and 2013, and March 31, 2014.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Six Months Ended
(Dollar amounts in millions,	June 30,			Mar. 31,		June 30,
except per share information)	2014	2013	%	2014	%	2014	2013	%

Revenues	$111.5	$81.1	38%	$110.8	1%	$222.3	$156.0	43%
Expenses	99.2	78.0	27%	98.1	1%	197.3	151.7	30%
Net Economic Income (Loss) before non-controlling interests	12.3	3.1	NM	12.6	(2)%	25.0	4.3	NM
Economic Income (Loss)	$8.5	$1.5	NM	$10.0	(15)%	$18.5	$0.2	NM

Economic Income (Loss) per share	$0.07	$0.01	NM	$0.09	NM	$0.16	$—	NM

Economic Income (Loss) excluding certain non-cash items	$16.6	$8.8	88%	$17.2	(4)%	$33.8	$14.8	128%

Note: Amounts may not add due to rounding.

2014 Second Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income Revenue for the second quarter 2014 was $111.5 million, a 38% increase compared to $81.1 million in the second quarter 2013.  The increase in Economic Income Revenue was primarily the result of an increase in investment banking and brokerage revenue, in addition to increased revenue from the alternative investment business.

Economic Income Revenue

	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
(Dollar amounts in millions)	2014	2013	%	2014	%	2014	2013	%

Investment banking	$30.3	$25.6	18%	$49.6	(39)%	$79.9	42.7	87%
Brokerage	35.1	33.3	5%	34.3	2%	69.4	61.3	13%
Management fees	16.2	14.6	11%	14.1	15%	30.3	28.8	5%
Incentive income	8.2	3.8	118%	4.7	73%	12.9	8.9	45%
Investment income	21.6	3.6	506%	8.2	164%	29.8	14.4	106%
Other revenue	0.2	0.3	NM	(0.1)	NM	0.1	(0.2)	NM
Total Revenues	$111.5	$81.1	38%	$110.8	1%	$222.3	$156.0	43%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

Second quarter 2014 compensation and benefits expense was $63.6 million, a 35% increase compared to $47.0 million in the second quarter 2013.  The increase is due to higher revenues during the second quarter of 2014 as compared to the 2013 period, which resulted in a higher compensation and benefits accrual to remain consistent with the Company’s compensation to revenue ratio despite a decline in headcount.  Total headcount at the end of the second quarter was 632, a decline of 2% from the prior year period and 1% higher than the fourth quarter 2013.

The compensation to Economic Income revenue ratio was 57% in the current quarter compared to 58% in the prior year period.  Compensation and benefits expense for the second quarter 2014 and 2013 included $5.7 million and $4.7 million in share-based compensation expense in both periods, respectively.

Excluding $1.3 million of expenses associated with activities for which the Company is reimbursed and $0.7 million of severance expense, compensation and benefits expense was 55% of Economic Income revenue in the second quarter 2014.  Excluding these same two items, compensation and benefits expense was 56% of Economic Income revenue in the prior year period.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter increased 5% to $23.5 million compared to $22.4 million in the comparable prior year quarter.  This was primarily due to higher professional fees related to the debt issuance during the first quarter of 2014, which were partially offset with various firm-wide efforts to reduce fixed expenses.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $11.1 million in the second quarter 2014, an increase of 11% compared to $10.0 million in the second quarter 2013.  The increase was due to greater marketing and business development expenses due to increased marketing activity firm wide.

Interest Expense

Interest expense was $2.7 million in the second quarter 2014 compared to $0.1 million in the prior year quarter.  The increase is primarily due to the debt issued in the first quarter of 2014.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to other investors.  The period over period increase was the result of an extension of the partnership agreement relating to our alternative solutions business which resulted in a profit split and therefore more allocations of income to non-controlling interest holders.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of July 1, 2014, the Company had assets under management of $11.6 billion.  The $1.1 billion AUM increase in the second quarter 2014 included $805 million in net subscriptions and $249 million of net positive performance.

Management Fees and Incentive Income

For the second quarter 2014, management fees were $16.2 million, compared to $14.6 million in the prior year.  This increase was primarily related to an increase in management fees for our activist funds.

The average annualized management fee charged in the second quarter 2014 was 0.59%, unchanged from the first quarter, and 0.65% in the prior year period.  The difference is related to undrawn committed capital in certain strategies that operate with private equity structures where fees are not yet generated as well as increases in certain large mandates with tiered management fee schedules.

Incentive income was $8.2 million in the second quarter 2014 compared to $3.8 million in the prior year period.  This increase was primarily related to an increase in performance fees from our credit and activist funds.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period.  Year over year investment income increased by $18.0 million to $21.6 million in the second quarter 2014.  The increase is due to an increase in performance from certain investment strategies, including activist, event and equities driven, as well as increases in performance from our other investments.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $35.1 million in the second quarter 2014, an increase of 5%, compared to $33.3 million in the second quarter 2013.  This was attributable to a decrease in losses related to the facilitation of customer transactions and an increase in electronic trading revenues.

Investment Banking

Investment banking revenue was $30.3 million in the second quarter 2014, an increase of 18%, compared to $25.6 million in the second quarter 2013.  The increase in revenue was due to an increase in equity underwriting activity.

•                 Equity underwriting revenue was $29.9 million from 32 transactions in the second quarter 2014, as compared to $16.2 million from 17 transactions in the comparable prior year period.  Of these transactions, the Company completed nine bookrun assignments in both the second quarter 2014, and the prior year period.

•                  Debt capital markets revenue was nil in the second quarter 2014, as compared to $6.8 million from the completion of five transactions in the prior year period.

•                  Strategic advisory revenue was $0.4 million in the second quarter 2014, as compared to $2.6 million in the second quarter 2013.  The Company did not complete any strategic advisory transactions in the second quarter 2014 as compared to three strategic advisory transactions in the prior year period.

Share Repurchase Program

Cowen today announced that its Board of Directors approved an increase to the Company’s share repurchase program that authorizes Cowen to purchase up to an additional $11.3 million of Cowen’s Class A common shares from time to time.  With this increase, the total amount available for repurchase under the program is $25 million.

The $11.3 million increase is in addition to the Company’s existing $60 million share purchase program, under which the Company has acquired 14.2 million shares for $46.3 million.  Also, since the program was initially announced in July 2011, the Company has acquired an additional 5.3 million shares as a result of net share settlement relating to the vesting of equity awards.

The program permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  The program may be suspended or discontinued at any time.  As of June 30, 2014, Cowen had approximately 115.0 million Class A shares outstanding.

In the second quarter 2014, the Company repurchased a total of 2.0 million shares under the program.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2014 second quarter financial results on Thursday, August 7, 2014, at 9:00 am EST.  The call can be accessed by dialing 1-866-510-0712 domestic or 1-617-597-5380 international.  The passcode for the call is 34936653.  A replay of the call will be available beginning at 1:00 pm EST August 7, 2014 through August 14, 2014.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 61327673.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Investment banking	$30,292	$25,571	$79,854	$42,737
Brokerage	33,311	31,521	66,141	58,121
Management fees	9,692	9,698	18,616	19,191
Incentive income	2,724	1,954	5,222	4,565
Interest and dividends	12,460	10,521	21,712	19,842
Reimbursement from affiliates	3,018	1,214	4,918	2,699
Other	752	485	1,307	963
Consolidated Funds
Interest and dividends	655	241	1,141	253
Other	(2)	2	668	77
Total revenues	92,902	81,207	199,579	148,448
Expenses
Employee compensation and benefits	64,404	47,507	131,965	91,730
Floor brokerage and trade execution	5,858	6,320	11,513	12,173
Interest and dividends	10,193	7,489	17,265	14,109
Professional, advisory and other fees	4,374	3,002	7,975	6,855
Service fees	2,086	2,687	4,228	5,264
Communications	3,022	2,771	6,268	6,510
Occupancy and equipment	6,324	6,548	12,721	12,267
Depreciation and amortization	2,382	2,609	4,762	5,162
Client services and business development	5,635	4,659	10,149	8,758
Other	3,228	2,535	6,386	5,977
Consolidated Funds
Interest and dividends	189	106	299	106
Professional, advisory and other fees	140	92	274	488
Floor brokerage and trade execution	4	180	6	180
Other	65	107	121	145
Total expenses	107,904	86,612	213,932	169,724
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	23,037	4,994	34,391	16,801
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	5,778	3,711	7,942	8,781
Net realized and unrealized (losses) gains on derivatives	(190)	158	(211)	462
Net (losses) gains on foreign currency transactions	21	48	(19)	(167)
Total other income (loss)	28,646	8,911	42,103	25,877

Income (loss) before income taxes	13,644	3,506	27,750	4,601
Income tax (benefit) expense	46	158	125	334
Net income (loss)	13,598	3,348	27,625	4,267
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	5,216	2,255	9,403	5,750
Net income (loss) attributable to Cowen Group, Inc. stockholders	$8,382	$1,093	$18,222	$(1,483)

Earnings (loss) per share:
Basic	$0.07	$0.01	$0.16	$(0.01)
Diluted	$0.07	$0.01	$0.15	$(0.01)

Weighted average shares used in per share data:
Basic	115,569	117,235	115,626	115,471
Diluted	120,199	120,901	120,635	115,471

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds and (ii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Investment banking	$30,292	$25,571	$79,854	$42,737
Brokerage	35,052	33,300	69,401	61,317
Management fees	16,166	14,606	30,255	28,750
Incentive income	8,193	3,765	12,919	8,892
Investment income	21,596	3,563	29,770	14,436
Other revenue	242	278	97	(163)
Total revenues	111,541	81,083	222,296	155,969
Expenses
Employee compensation and benefits	63,632	47,026	130,589	90,860
Fixed non-compensation expenses	23,544	22,356	46,359	44,760
Variable non-compensation expenses	11,136	9,989	20,573	18,714
Interest expense	2,654	72	3,297	196
Reimbursement from affiliates	(1,756)	(1,411)	(3,482)	(2,830)
Total expenses	99,210	78,032	197,336	151,700
Net Economic Income (Loss) before non-controlling Interests	12,331	3,051	24,960	4,269
Non-controlling interests	(3,818)	(1,581)	(6,444)	(4,067)
Economic Income (Loss)	$8,513	$1,470	$18,516	$202

Economic Income (Loss) Excluding Certain Non-cash Items
Economic Income (Loss)	$8,513	$1,470	$18,516	$202
Exclusion of depreciation and amortization expense	2,380	2,601	4,757	5,142
Exclusion of share-based compensation expense	5,674	4,721	10,477	9,474
Economic Income (Loss) Excluding Certain Non-cash Items	$16,567	$8,792	$33,750	$14,818

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2014

(Dollar amounts in thousands)

	Three Months Ended June 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$30,292	$—		$—	$30,292
Brokerage	33,311	1,741	(e)	—	35,052
Management fees	9,692	6,231	(a)	243	16,166
Incentive income	2,724	5,315	(a)	154	8,193
Investment income	—	21,596	(c)	—	21,596
Interest and dividends	12,460	(12,460	)(c)	—	—
Reimbursement from affiliates	3,018	(3,102	)(f)	84	—
Other revenue	752	(510	)(c)	—	242
Consolidated Funds	653	—		(653)	—
Total revenues	92,902	18,811		(172)	111,541

Expenses
Compensation & Benefits	64,404	(772)		—	63,632
Non-compensation expenses - Fixed	—	23,544	(c)(d)	—	23,544
Non-compensation expenses - Variable	—	11,136	(c)(d)	—	11,136
Non-compensation expenses	32,909	(32,909	)(c)(d)	—	—
Interest and dividends	10,193	(7,539	)(c)	—	2,654
Reimbursement from affiliates	—	(1,756	)(f)	—	(1,756)
Consolidated Funds	398	—		(398)	—
Total expenses	107,904	(8,296)		(398)	99,210

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	23,037	(23,037	)(c)	—	—
Consolidated Funds net gains (losses)	5,609	(3,195)		(2,414)	—
Total other income (loss)	28,646	(26,232)		(2,414)	—

Income (loss) before income taxes and non-controlling interests	13,644	875		(2,188)	12,331

Income taxes (Benefit)	46	(46	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	13,598	921		(2,188)	12,331

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(5,216)	(790)		2,188	(3,818)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$8,382	$131		$—	$8,513

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended June 30, 2013

(Dollar amounts in thousands)

		Three Months Ended June 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$25,571	$—		$—	$25,571
Brokerage	31,521	1,779	(e)	—	33,300
Management fees	9,698	4,622	(a)	286	14,606
Incentive income	1,954	1,811	(a)	—	3,765
Investment income	—	3,563	(c)	—	3,563
Interest and dividends	10,521	(10,521	)(c)	—	—
Reimbursement from affiliates	1,214	(1,410	)(f)	196	—
Other revenue	485	(207	)(c)	—	278
Consolidated Funds	243	—		(243)	—
Total revenues	81,207	(363)		239	81,083

Expenses
Compensation & Benefits	47,507	(481)		—	47,026
Non-compensation expenses - Fixed	—	22,356	(c)(d)	—	22,356
Non-compensation expenses - Variable	—	9,989	(c)(d)	—	9,989
Non-compensation expenses	31,131	(31,131	)(c)(d)	—	—
Interest and dividends	7,489	(7,417)		—	72
Reimbursement from affiliates	—	(1,411	)(f)	—	(1,411)
Consolidated Funds	485	—		(485)	—
Total expenses	86,612	(8,095)		(485)	78,032

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	4,994	(4,994	)(c)	—	—
Consolidated Funds net gains (losses)	3,917	(2,539)		(1,378)	—
Total other income (loss)	8,911	(7,533)		(1,378)	—

Income (loss) before income taxes and non-controlling interests	3,506	199		(654)	3,051

Income taxes (Benefit)	158	(158	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	3,348	357		(654)	3,051

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(2,255)	20		654	(1,581)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$1,093	$377		$—	$1,470

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2014

(Dollar amounts in thousands)

	Six Months Ended June 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$79,854	$—		$—	$79,854
Brokerage	66,141	3,260	(e)	—	69,401
Management fees	18,616	11,162	(a)	477	30,255
Incentive income	5,222	7,543	(a)	154	12,919
Investment income	—	29,770	(c)	—	29,770
Interest and dividends	21,712	(21,712	)(c)(e)	—	—
Reimbursement from affiliates	4,918	(5,082	)(f)	164	—
Other revenue	1,307	(1,210	)(c)	—	97
Consolidated Funds	1,809	—		(1,809)	—
Total revenues	199,579	23,731		(1,014)	222,296

Expenses
Compensation & Benefits	131,965	(1,376)		—	130,589
Non-compensation expenses - Fixed	—	46,359	(c)(d)	—	46,359
Non-compensation expenses - Variable	—	20,573	(c)(d)	—	20,573
Non-compensation expenses	64,002	(64,002	)(c)(d)	—	—
Interest and dividends	17,265	(13,968)		—	3,297
Reimbursement from affiliates	—	(3,482	)(f)	—	(3,482)
Consolidated Funds	700	—		(700)	—
Total expenses	213,932	(15,896)		(700)	197,336

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	34,391	(34,391	)(c)	—	—
Consolidated Funds net gains (losses)	7,712	(5,091)		(2,621)	—
Total other income (loss)	42,103	(39,482)		(2,621)	—

Income (loss) before income taxes and non-controlling interests	27,750	145		(2,935)	24,960

Income taxes (Benefit)	125	(125	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	27,625	270		(2,935)	24,960

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(9,403)	24		2,935	(6,444)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$18,222	$294		$—	$18,516

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Six Months Ended June 30, 2013

(Dollar amounts in thousands)

	Six Months Ended June 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$42,737	$—		$—	$42,737
Brokerage	58,121	3,196	(e)	—	61,317
Management fees	19,191	8,962	(a)	597	28,750
Incentive income	4,565	4,327	(a)	—	8,892
Investment income	—	14,436	(c)	—	14,436
Interest and dividends	19,842	(19,842	)(c)	—	—
Reimbursement from affiliates	2,699	(2,830	)(f)	131	—
Other revenue	963	(1,126	)(c)	—	(163)
Consolidated Funds	330	—		(330)	—
Total revenues	148,448	7,123		398	155,969

Expenses
Compensation & Benefits	91,730	(870)		—	90,860
Non-compensation expenses - Fixed	—	44,760	(c)(d)	—	44,760
Non-compensation expenses - Variable	—	18,714	(c)(d)	—	18,714
Non-compensation expenses	62,966	(62,966	)(c)(d)	—	—
Interest and dividends	14,109	(13,913)		—	196
Reimbursement from affiliates	—	(2,830	)(f)	—	(2,830)
Consolidated Funds	919	—		(919)	—
Total expenses	169,724	(17,105)		(919)	151,700

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	16,801	(16,801	)(c)	—	—
Consolidated Funds net gains (losses)	9,076	(5,405)		(3,671)	—
Total other income (loss)	25,877	(22,206)		(3,671)	—

Income (loss) before income taxes and non-controlling interests	4,601	2,022		(2,354)	4,269

Income taxes (Benefit)	334	(334	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	4,267	2,356		(2,354)	4,269

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(5,750)	(671)		2,354	(4,067)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(1,483)	$1,685		$—	$202

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.